Exhibit 99.1

Everbridge Announces First Quarter 2018 Financial Results

First Quarter Revenue Increased 34% Year-over-Year

Burlington, Mass – May 7, 2018 – Everbridge, Inc. (NASDAQ: EVBG), the global leader in critical event management and incident response automation, today announced its financial results for the first quarter ended March 31, 2018.

“Our first quarter results exceeded our guidance ranges for revenue and profitability,” said Jaime Ellertson, Chief Executive Officer and Chairman of Everbridge. “This strong performance was driven by the continued global adoption of Everbridge Mass Notification, the growing number and size of multi-product deals, highlighted by upgrades to our Critical Event Management platform, and continued success leveraging our global partner network.”

Ellertson continued, “We completed our acquisition of UMS in early April, significantly expanding our global footprint and bringing us capabilities to serve entire countries. We are optimistic that our growing product portfolio and broadening geographic reach will further enable us to extend our market leadership as we pursue the multi-billion-dollar opportunity ahead of us.”

First Quarter 2018 Financial Highlights

•	Total revenue was $30.5 million, an increase of 34% compared to $22.8 million for the first quarter of 2017.

•	GAAP operating loss was $(10.9) million, compared to a GAAP operating loss of $(6.2) million for the first quarter of 2017.

•	Non-GAAP operating loss was $(3.4) million, compared to non-GAAP operating loss of $(4.0) million for the first quarter of 2017. Non-GAAP operating loss excludes stock-based compensation and amortization of intangible assets related to acquisitions.

•	GAAP net loss was $(12.3) million, compared to $(6.2) million for the first quarter of 2017. GAAP net loss per share was $(0.43), based on 28.4 million basic and diluted weighted average common shares outstanding, compared to $(0.23) for the first quarter of 2017, based on 27.2 million basic and diluted weighted average common shares outstanding.

•	Non-GAAP net loss was $(4.8) million, compared to $(4.0) million in the first quarter of 2017. Non-GAAP net loss per share was $(0.17), based on 28.4 million basic and diluted weighted average common shares outstanding, compared to $(0.15) for the first quarter of 2017, based on 27.2 million basic and diluted weighted average common shares outstanding. Non-GAAP net loss excludes stock-based compensation and amortization of intangible assets related to acquisitions.

•	Adjusted EBITDA was a loss of $(1.8) million, compared to a loss of $(2.3) million in the first quarter of 2017. Adjusted EBITDA represents net loss before interest income and interest expense, income tax expense and benefit, depreciation and amortization expense and stock-based compensation expense.

•	Cash flow from operations was $7.5 million compared to $1.5 million for the first quarter of 2017.

•	Free cash flow was $5.3 million compared to an outflow of $(0.3) million for the first quarter of 2017. Free cash flow is cash flow from operations, less cash used for capital expenditures and additions to capitalized software development costs.

Recent Business Highlights

•	Ended the quarter with 3,811 global customers, up from 3,318 at the end of the first quarter of 2017.

•	Announced the launch of its Integration Platform-as-a-Service offering for IT alerting, which allows IT professionals to bring together the key pieces of their end-to-end IT response processes to improve incident response automation and orchestration.

•	Announced the integration of its IT Alerting solution with Cherwell Software. The combined solution provides Cherwell® Service Management (CSM) users with a full end-to-end Incident Response Management platform to enable significant and measurable reduction of IT response engagement times.

•	Completed the acquisition of Unified Messaging Systems to enhance product offerings and expand geographic footprint.

Business Outlook

Based on information available as of today, Everbridge is issuing guidance for the second quarter and full year 2018, including the anticipated impact from its acquisition of Unified Messaging Systems, as indicated below.

	Second Quarter 2018			Full Year 2018
Total Revenue	$34.0	to	$34.3	$138.7	to	$139.8
GAAP net income/(loss)	$(14.2)		$(13.9)	$(46.0)		$(45.0)
GAAP net income/(loss) per share	$(0.50)		$(0.49)	$(1.58)		$(1.54)
Non-GAAP net income/(loss)	$(6.5)		$(6.2)	$(17.3)		$(16.6)
Non-GAAP net income/(loss) per share	$(0.23)		$(0.22)	$(0.59)		$(0.57)
Basic and diluted weighted average shares outstanding	28.6		28.6	29.2		29.2
Adjusted EBITDA	$(2.7)		$(2.4)	$(3.7)		$(3.0)

(All figures in millions, except per share data)

Conference Call Information

What:	Everbridge First Quarter 2018 Financial Results Conference Call
When:	Monday, May 7, 2018
Time:	4:30 p.m. ET
Live Call:	(866) 439-5043, domestic
(409) 220-9843, international
Replay:	(855) 859-2056, passcode 1948679, domestic
(404) 537-3406, passcode 1948679, international
Webcast (live & replay): http://ir.everbridge.com

About Everbridge, Inc.

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to keep people safe and businesses running faster. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events such as IT outages, cyber-attacks or other incidents such as product recalls or supply-chain interruptions, over 3,800 global customers rely on the company’s SaaS-based platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes, and track progress on executing response plans. The company’s platform sent over 2 billion messages in 2017, and offers the ability to reach more than 200 countries and territories with secure delivery to over 100 different communication devices. The company’s critical communications and enterprise safety applications include Mass Notification, Incident Management, Safety Connection™, IT Alerting, Visual Command Center®, Crisis Commander®, Community Engagement™ and Secure Messaging. Everbridge serves 9 of the 10 largest U.S. cities, 8 of the 10 largest U.S.-based investment banks, all 25 of the 25 busiest North American airports, six of the 10 largest global consulting firms, six of the 10 largest global automakers, all four of the largest global accounting firms, four of the 10 largest U.S.-based health care providers and four of the 10 largest U.S.-based health insurers. Everbridge is based in Boston and Los Angeles with additional offices in San Francisco, Lansing, Orlando, Beijing, London and Stockholm. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating expenses, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, adjusted EBITDA, and free cash flow.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and our expected financial results for the first quarter of 2018 and the full fiscal year 2018. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to successfully integrate businesses and assets that we have acquired or may acquire in the future; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 12, 2018. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Media Contact:

Jeff Young

Everbridge

jeff.young@everbridge.com

781-859-4116

Investor Contact:

Garo Toomajanian

ICR

ir@everbridge.com

818-230-9712

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$103,633	$103,051
Short-term investments	48,499	42,908
Accounts receivable, net	22,393	31,699
Prepaid expenses	4,214	2,563
Deferred costs	5,038	2,429
Other current assets	3,079	811

Total current assets	186,856	183,461
Property and equipment, net	2,481	2,796
Capitalized software development costs, net	10,755	10,005
Goodwill	31,077	31,328
Intangible assets, net	7,952	8,634
Deferred costs	7,478	—
Other assets	247	189

Total assets	$246,846	$236,413

Current liabilities:
Accounts payable	$3,029	$2,446
Accrued payroll and employee related liabilities	15,513	11,111
Accrued expenses	3,209	1,825
Deferred revenue	68,514	70,090
Contingent consideration liabilities	674	682
Other current liabilities	1,331	808

Total current liabilities	92,270	86,962
Long-term liabilities:
Deferred revenue, noncurrent	2,486	2,982
Convertible debt	90,615	89,481
Deferred tax liabilities	512	482
Other long term liabilities	465	515

Total liabilities	$186,348	$180,422

Stockholders’ equity:
Common stock	29	28
Additional paid-in capital	173,013	164,995
Accumulated deficit	(112,497)	(109,252)
Accumulated other comprehensive income (loss)	(47)	220

Total stockholders’ equity	60,498	55,991

Total liabilities and stockholders’ equity	$246,846	$236,413

Consolidated Statements of Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three months ended March 31,
	2018	2017
Revenue	$30,519	$22,844
Cost of revenue	9,660	7,654

Gross profit	20,859	15,190
	68.35%	66.49%
Operating expenses:
Sales and marketing	15,776	10,906
Research and development	8,171	5,277
General and administrative	7,844	5,200

Total operating expenses	31,791	21,383

Operating loss	(10,932)	(6,193)

Other income (expense):
Interest and investment income	456	51
Interest expense	(1,572)	(1)
Other income (expense), net	(198)	(32)

Total other income (expense), net	(1,314)	18

Loss before income taxes	(12,246)	(6,175)
Income taxes, net	(96)	(27)

Net loss	$(12,342)	$(6,202)

Net loss per share attributable to common stockholders:
Basic	$(0.43)	$(0.23)
Diluted	$(0.43)	$(0.23)
Weighted-average common shares outstanding:
Basic	28,434,678	27,170,827
Diluted	28,434,678	27,170,827
Other comprehensive income (loss):
Foreign currency translation adjustment, net of tax	(267)	41

Total comprehensive loss	$(12,609)	$(6,161)

Stock-based compensation expense included in the above:
(in thousands)

	Three months ended March 31,
	2018	2017
Cost of revenue	$625	$65
Sales and marketing	2,435	277
Research and development	1,310	146
General and administrative	2,324	480

Total stock-based compensation	$6,694	$968

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(12,342)	$(6,202)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,638	2,933
Amortization of deferred costs	1,233	1,421
Loss on disposal of assets	84	—
Deferred income taxes	34	—
Accretion of interest on convertible senior notes	1,134	—
Non-cash investment income	(159)	—
Provision for doubtful accounts	(192)	80
Stock-based compensation	6,586	955
Increase (decrease) in operating assets and liabilities:
Accounts receivable, net	9,595	4,277
Prepaid expenses	(1,651)	(1,071)
Deferred costs	(2,223)	(984)
Other assets	(2,018)	(99)
Accounts payable	702	(4)
Accrued payroll and employee related liabilities	4,402	888
Accrued expenses	1,384	94
Deferred revenue	(2,072)	(816)
Other liabilities	373	(13)

Net cash provided by operating activities	7,508	1,459

Cash flows from investing activities:
Capital expenditures	(253)	(223)
Additions to capitalized software development costs	(1,999)	(1,487)
Additions to intangibles	(136)	—
Payment for acquisition of business, net of acquired cash	—	(21,235)
Purchase of cost investment	(308)	—
Purchase of short-term investments	(30,932)	—
Maturities of short-term investments	25,500	—

Net cash used in investing activities	(8,128)	(22,945)

Cash flows from financing activities:
RSUs withheld to settle employee tax withholding liability	(1,022)	—
Payments of public offering costs	—	(298)
Payments of debt issuance costs	(84)	—
Proceeds from employee stock purchase plan	881	854
Proceeds from stock option exercises	1,466	12

Net cash provided by financing activities	1,241	568

Effect of exchange rates on cash, cash equivalents and restricted cash	(39)	(168)

Net increase (decrease) in cash, cash equivalents and restricted cash	582	(21,086)
Cash, cash equivalents and restricted cash, beginning of period	103,051	60,765

Cash, cash equivalents and restricted cash, end of period	$103,633	$39,679

Reconciliation of GAAP measures to non-GAAP measures

(in thousands, except share and per share data)

(unaudited)

	Three months ended March 31,
	2018	2017
Cost of revenue	$9,660	$7,654
Amortization of acquired intangibles	(252)	(741)
Stock-based compensation	(625)	(65)

Non-GAAP cost of revenue	8,783	6,848
Gross profit	20,859	15,190
Amortization of acquired intangibles	252	741
Stock-based compensation	625	65

Non-GAAP gross profit	21,736	15,996
Non-GAAP gross margin	71.22%	70.02%
Sales and marketing	15,776	10,906
Stock-based compensation	(2,435)	(277)

Non-GAAP sales and marketing	13,341	10,629
Research and development	8,171	5,277
Stock-based compensation	(1,310)	(146)

Non-GAAP research and development	6,861	5,131
General and administrative	7,844	5,200
Amortization of acquired intangibles	(571)	(448)
Stock-based compensation	(2,324)	(480)

Non-GAAP general and administrative	4,949	4,272
Total operating expenses	31,791	21,383
Amortization of acquired intangibles	(571)	(448)
Stock-based compensation	(6,069)	(903)

Non-GAAP operating expenses	$25,151	$20,032
Operating loss	$(10,932)	$(6,193)
Amortization of acquired intangibles	823	1,189
Stock-based compensation	6,694	968

Non-GAAP operating loss	$(3,415)	$(4,036)
Net loss	$(12,342)	$(6,202)
Amortization of acquired intangibles	823	1,189
Stock-based compensation	6,694	968

Non-GAAP net loss	$(4,825)	$(4,045)
Weighted average common shares outstanding, basic and diluted	28,434,678	27,170,827
Non-GAAP net loss per share	$(0.17)	$(0.15)
Net loss	$(12,342)	$(6,202)
Interest (income) expense, net	1,116	(50)
Income taxes, net	96	27
Depreciation and amortization	2,638	2,933

EBITDA	(8,492)	(3,292)
Stock-based compensation	6,694	968

Adjusted EBITDA	$(1,798)	$(2,324)
Net cash provided by operating activities	$7,508	$1,459
Capital expenditures	(253)	(223)
Additions to capitalized software development costs	(1,999)	(1,487)

Free cash flow	$5,256	$(251)

(Continued) Reconciliation of GAAP measures to non-GAAP measures

(in millions, except share and per share data)

(unaudited)

	Three months ended June 30, 2018		Year ended December 31, 2018
Business outlook:	Low end	High end	Low end	High end
Net loss	$(14.2)	$(13.9)	$(46.0)	$(45.0)
Amortization of acquired intangibles	1.4	1.4	5.0	4.7
Stock-based compensation	6.3	6.3	23.7	23.7

Non-GAAP net loss	$(6.5)	$(6.2)	$(17.3)	$(16.6)
Weighted average common shares outstanding, basic and diluted	28,600,000	28,600,000	29,200,000	29,200,000
Net loss per share	$(0.50)	$(0.49)	$(1.58)	$(1.54)
Non-GAAP net loss per share	$(0.23)	$(0.22)	$(0.59)	$(0.57)
Net loss	$(14.2)	$(13.9)	$(46.0)	$(45.0)
Interest (income) expense, net	1.2	1.2	5.1	5.1
Income taxes, net	0.1	0.1	—	—
Depreciation and amortization	3.9	3.9	13.5	13.2

EBITDA	(9.0)	(8.7)	(27.4)	(26.7)
Stock-based compensation	6.3	6.3	23.7	23.7

Adjusted EBITDA	$(2.7)	$(2.4)	$(3.7)	$(3.0)